As filed with the Securities and Exchange Commission on June 30, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-4695021
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification Number)
organization)
1100 Glendon Ave., Suite 1250
Los Angeles, California 90024
(310) 824-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lance Rosenzweig
Chairman of the Board and Chief Executive Officer
PeopleSupport, Inc.
1100 Glendon Ave., Suite 1250
Los Angeles, California 90024
(310) 824-6200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ethan D. Feffer, Esq.
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, Fourth Floor
Costa Mesa, CA 92626
Phone: (714) 424-2826
Fax: (714) 428-5984
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum Aggregate
Title of Each Class of	Amount to	Offering	Amount of
Securities to be Registered	be Registered (1)	Price(2)	Registration Fee
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share
Debt Securities
Warrants
Total:		$100,000,000	$10,700

(1)	In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, with regard to the primary offering, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price per security. The amount of securities registered in the primary offering consists of $100,000,000 of an indeterminate number or amount of preferred stock, common stock and debt securities of the registrant. In no event will the aggregate offering price of all securities issued from time to time in the primary offering pursuant to this registration statement exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of those debt securities will be in such greater principal amount as will result in an aggregate initial offering price not to exceed $100,000,000. There is also being registered hereunder such currently indeterminate number and amount of common stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated June 30, 2006
$100,000,000
Preferred Stock
Common Stock
Debt Securities
Warrants
Offered by
PeopleSupport, Inc.

     PeopleSupport, Inc. may from time to time sell preferred stock, common stock, debt securities and warrants to purchase debt or equity securities in one or more offerings up to a total dollar amount of $100,000,000. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the names of any underwriters or agents in supplements to this prospectus.
     Our common stock is traded on the NASDAQ National Market under the symbol “PSPT.” On June 28, 2006 the last reported sale price for our common stock on the NASDAQ National Market was $13.15 per share.

     Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page ii of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before buying our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is                    , 2006

Page
ABOUT THIS PROSPECTUS	ii

RISK FACTORS	ii

WHERE YOU CAN FIND MORE INFORMATION	ii

INFORMATION INCORPORATED BY REFERENCE	ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii

PEOPLESUPPORT, INC.	1

RATIOS OF EARNINGS TO FIXED CHARGES	1

USE OF PROCEEDS	1

DESCRIPTION OF SECURITIES	2

LEGAL MATTERS	7

EXPERTS	7
Exhibit 4.1
Exhibit 4.2
Exhibit 4.3
Exhibit 4.4
Exhibit 4.6
Exhibit 4.8
Exhibit 5.1
Exhibit 12.1
Exhibit 23.1

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell preferred stock, common stock, debt securities or warrants to purchase debt or equity securities in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
     As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”
     In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to PeopleSupport, Inc.
RISK FACTORS
     Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find, copy and inspect information we file at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The telephone number for the public reference room is (202) 942-8090. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s world wide web site at http://www.sec.gov or on our web site at http://www.peoplesupport.com. Information included on our web site is not a part of this prospectus.
     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.
INFORMATION INCORPORATED BY REFERENCE
     We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

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•	Our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006 (as amended on March 27, 2006);

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;

•	Our current reports on Form 8-K filed with the SEC on January 6, 2006, January 12, 2006, May 2, 2006, and May 31, 2006; and

•	The description of our common stock, which is contained in the registration statement on Form 10 filed with the SEC on July 13, 2004 (as amended on July 27, 2004 and August 12, 2004), pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act of 1933, or the Securities Act. For purposes of these statutes, any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “will,” “would” and similar expressions may be forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

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PEOPLESUPPORT, INC.
     We provide business process outsourcing, or BPO, services primarily from our facilities in the Philippines. Based on the size of our workforce, we believe we are one of the largest providers of outsourced services in the Philippines. As of March 31, 2006, our Philippine based client service staff consisted of approximately 5,000 college educated, fluent English speaking personnel. From our Philippine facilities, we provide customer management services for clients who wish to outsource this function to a high quality, lower cost provider. We service primarily U.S.-based customer management and accounts receivable management clients in a variety of industries, including travel and hospitality, technology, telecommunications, retail, consumer products and financial services. We primarily provide inbound customer management services, which includes handling calls and e-mails from our clients’ customers to order goods and services, make and change travel reservations, address billing questions, submit warranty claims and obtain technical support. We manage over four million customer communications per month, including inbound calls, e-mails, and web chats. In July 2003, we began providing accounts receivable management services using specially trained Philippine personnel to collect overdue consumer receivables from U.S. debtors. In January 2006, through the acquisition of Rapidtext, Inc. and its subsidiary, The Transcription Company, we began providing transcription and captioning services from the Philippines and United States to customers in the insurance, law enforcement, entertainment, healthcare and education markets. In 2006, we also launched bilingual English/Spanish operations in Costa Rica.
     Our revenues and net income for the year ended December 31, 2005 were $62.1 million and $22.8 million, respectively. Our revenues and net income for the three months ended March 31, 2006 were $23.0 million and $2.8 million, respectively. Our three largest clients for the three months ended March 31, 2006 were EarthLink, Expedia and Vonage, which collectively accounted for approximately 51% of our revenues for such period. At March 31, 2006, we had an accumulated deficit of $27.3 million as a result of net losses in prior years.
RATIOS OF EARNINGS TO FIXED CHARGES
     The following table presents our historical ratio of earnings to fixed charges for the three months ended March 31, 2006 and for each of the years in the five-year period ended December 31, 2005. This ratio may be a factor to consider in the event we issue debt securities.

	Three Months Ended	Year Ended December 31,
	March 31, 2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	13:1	13:1	3:1	12:1	N/A	N/A
     For purposes of this table, “earnings” consist of income before income taxes and fixed charges and other minor modifications. “Fixed charges” consist of interest expense.
USE OF PROCEEDS
     Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:
•	for capital expenditures made in the ordinary course of business, including facilities expansion;

•	for acquisitions of businesses, products and technologies that complement or expand our business; and

•	to repay indebtedness we may incur from time to time.
     If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement.
     We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES
     The following description of our common stock, preferred stock, debt securities and warrants to purchase equity or debt securities summarizes the material terms and provisions of these securities. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will also include in the prospectus supplement information about, where applicable, material United States federal income tax considerations, if any, relating to the securities, and the securities exchange, if any, on which the securities will be listed. The terms of these securities may also be affected by Delaware law.
General
     Our authorized capital stock consists of 87,000,000 shares of common stock, par value $0.001 per share, and 4,000,000 shares of preferred stock, par value $0.001 per share.
     As of June 28, 2006, there were 18,598,605 shares of common stock outstanding held by approximately 3,300 stockholders of record. All outstanding shares of common stock are fully paid and nonassessable.
Common Stock
Dividend Rights
     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.
Voting Rights
     Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. In addition, our certificate of incorporation and bylaws provide that certain actions require the approval of two-thirds, rather than a majority, of the shares entitled to vote. For a description of these actions, see “— Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws.”
No Preemptive, Conversion or Redemption Rights
     Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.
Right to Receive Liquidation Distributions
     Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is fully paid and nonassessable.
Preferred Stock
     Upon completion of our initial public offering, each outstanding share of our previously outstanding preferred stock was converted into one share of our common stock. Under our amended and restated certificate of incorporation, which became effective upon completion of our initial public offering, our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 4,000,000 shares of preferred stock in one or more series, without further stockholder approval. Our board of directors will be authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our board of directors is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
     The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
Debt Securities
     Any debt securities we may issue will either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. In either case, a bank or similar financial institution would be selected to act as trustee under the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. If we issue debt securities, we will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.
     Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of PeopleSupport, Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
Warrants
     We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any debt securities, preferred stock or common stock and may be attached to or separate from the debt securities, preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered including the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

•	the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

•	the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     As of June 26, 2006, there were no outstanding warrants.
Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws
     The provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Delaware Law
     We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
     A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Charter and Bylaws
     In addition, some provisions of our amended and restated certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in his or her best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:
•	Stockholder action; special meeting of stockholders. The amended and restated certificate of incorporation provides that stockholders may not take action by written consent. Action may be taken only at a duly called annual or special meeting of stockholders. The amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by the president, chief executive officer, chairman of the board of directors, a majority of our directors or two-thirds of the independent directors, and in no event may the stockholders call or force us to call a special meeting. Thus, without approval by the board of directors, president, chief executive officer or chairman, stockholders may take no action between meetings.

•	Advance notice requirements for stockholder proposals and director nominations. The amended and restated bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days or more than 150 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days before or 60 days after the anniversary date of the preceding year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made, whichever first occurs. The amended and restated bylaws also include a similar requirement for making nominations at special meetings and specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

•	Authorized but unissued shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to certain limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

•	Super-majority voting. Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, require a greater percentage. We have provisions in our amended and restated certificate of incorporation and bylaws which require an affirmative vote of stockholders holding at least 75% of our outstanding shares of common stock to amend, revise or repeal our bylaws and certain anti-takeover provisions in our certificate of incorporation.

•	Staggered board. The amended and restated bylaws provide that our board of directors will be divided into three classes, each serving staggered three year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.
Limitation of Liability and Indemnification Matters
     Our amended and restated certificate of incorporation provides that, to the extent permitted by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. Under Delaware law, the directors have a fiduciary duty to us that is not eliminated by this provision of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or that involve intentional misconduct or knowing violations of law, for action leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws.
     Our amended and restated certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
     We have entered into indemnification agreements with our directors and certain of our officers containing provisions that are, in some respects, broader than the specific indemnification provisions contained in Delaware law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.

NASDAQ National Market Quotation
     Our common stock is quoted on the Nasdaq National Market under the trading symbol “PSPT.”
LEGAL MATTERS
     The validity of the securities offered under this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Costa Mesa, California and New York, New York.
EXPERTS
     The consolidated financial statements, schedules and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$10,700
Transfer agent’s fees and expenses	$2,500
Legal fees and expenses	$50,000
Printing fees and expenses	$15,000
Accounting fees and expenses	$50,000
Miscellaneous fees and expenses	$2,500
Item 15. Indemnification of Officers and Directors
     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VIII of the registrant’s Amended and Restated Certificate of Incorporation and Article 5 of the registrant’s Amended and Restated Bylaws provide for indemnification of the registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The registrant entered into agreements with its directors and officers that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed.
Item 16. Exhibits

Exhibit
Number	Description of Document
1.1	Form of Equity Underwriting Agreement+

1.2	Form of Debt Underwriting Agreement+

4.1	Amended and Restated Certificate of Incorporation and Certificate of Change of Registered Agent and Registered Office*

4.2	Amended and Restated Bylaws*

4.3	Specimen Common Stock Certificate*

4.4	Form of Indenture*

4.5	Form of Note+

4.6	Form of Warrant*

4.7	Form of Certificate of Designations of Preferred Stock+

4.8	Specimen Preferred Stock Certificate*

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP*

Exhibit
Number	Description of Document
12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture+

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture+

*	Filed herewith

+	This exhibit will be filed as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference in connection with the use of this prospectus for a securities offering.
Item 17. Undertakings
     The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), 1(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract for sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (7) That:
               (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
               (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
          (9) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 30, 2006.

PEOPLESUPPORT, INC.

By:	/s/ Lance Rosenzweig Lance Rosenzweig
Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Lance Rosenzweig and Caroline Rook and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Lance Rosenzweig	President, Chief Executive Officer	June 30, 2006
Lance Rosenzweig	(Principal Executive Officer), Secretary and Chairman of the Board of Directors

/s/ Caroline Rook Caroline Rook	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2006

/s/ Adam Berger	Director	June 30, 2006

Adam Berger

/s/ C. Larry Bradford C. Larry Bradford	Director	June 30, 2006

/s/ Michael Edell Michael Edell	Director	June 30, 2006

/s/ George Ellis George Ellis	Director	June 30, 2006

Name	Title	Date
/s/ Frank Perna Frank Perna	Director	June 30, 2006

/s/ Joe Rose Joe Rose	Director	June 30, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
1.1	Form of Equity Underwriting Agreement+

1.2	Form of Debt Underwriting Agreement+

4.1	Amended and Restated Certificate of Incorporation and Certificate of Change of Registered Agent and Registered Office*

4.2	Amended and Restated Bylaws*

4.3	Specimen Common Stock Certificate*

4.4	Form of Indenture*

4.5	Form of Note+

4.6	Form of Warrant*

4.7	Form of Certificate of Designations of Preferred Stock+

4.8	Specimen Preferred Stock Certificate*

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture+

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture+

*	Filed herewith

+	This exhibit will be filed as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference in connection with the use of this prospectus for a securities offering.